Exhibit 5(i)(C)

Cleary Gottlieb Steen & Hamilton llp

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NEW YORK • WASHINGTON, DC • PARIS • BRUSSELS
LONDON · MOSCOW · COLOGNE*
ROME · MILAN · HONG KONG · BEIJING
FRANKFURT AM MAIN

CHRISTOF VON DRYANDER
RECHTSANWALT
MEMBER OF THE DC BAR

THOMAS M. BUHL
RECHTSANWALT
AVOCAT AU BARREAU DE PARIS

DR. STEPHAN BARTHELMESS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

ANDRES DE LA CRUZ
ABOGADO (ARGENTINA)
ATTORNEY AT LAW (USA)
MEMBER OF THE BUENOS AIRES
AND NEW YORK BARS

WARD A. GREENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR

DR. KLAUS RIEHMER
RECHTSANWALT

DR. GABRIELE APFELBACHER
RECHTSANWALTIN
MEMBER OF THE NEW YORK BAR

DR. THOMAS KOPP
RECHTSANWALT

DR. J.F. DANIEL WEYDE
RECHTSANWALT, STEUERBERATER
MEMBER OF THE NEW YORK BAR	DR. TILL MÜLLER-IBOLD
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES

DR. WERNER MEIER
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

HANNO SPERLICH
RECHTSANWALT

COLOGNE

DR. WOLFGANG KNAPP
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES

PROF. DR. DIRK SCHROEDER
RECHTSANWALT

DR. JÜRGEN J. SIEGER
RECHTSANWALT

JOHN PALENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR

DR. ROMINA POLLEY
RECHTSANWALTIN

DR. OLIVER SCHRODER
RECHTSANWALT

DR. MICHAEL BREMS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR
February 7, 2008
Qimonda AG
Gustav-Heinemann-Ring 212
D-81739 Munich
Germany
Qimonda Finance LLC
3000 CentreGreen Way
Cary, North Carolina, 27513
United States
Ladies and Gentlemen:
     We have acted as special German and U.S. counsel to Qimonda AG, a corporation organized under the laws of the Federal Republic of Germany (“Qimonda”) and Qimonda Finance LLC, a limited liability company formed under the laws of the State of Delaware (the “Company” and together with Qimonda, the “Qimonda Entities”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 ASR, No. 333-145983 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of the Company (the “Company Debt Securities”), and (ii) guarantees of Qimonda (the “Guarantees”) to be issued in connection with the issuance of the Company Debt Securities (together with the Company Debt Securities, the “Securities”). The Securities registered under the Registration Statement have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     The Securities are to be issued from time to time under an indenture (as supplemented from time to time, the “Indenture”) to be entered into between the Qimonda Entities and Deutsche Bank Trust Company Americas (the “Trustee”).
* Cologne Office: +49 (221) 800040-0 Facsimile +49 (221) 800040-199

     In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the form of Indenture. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Qimonda Entities and such other instruments and other certificates of public officials, officers and representatives of the Qimonda Entities and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed. We have also assumed that the Securities that will be issued will be constituted as provided in the Indenture, and that any terms of the Securities that are not specified in the Indenture will comply with applicable law and will be valid, binding and enforceable. We have also assumed that the interest rate on the Company Debt Securities will not exceed the maximum rate permitted by law.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     When the Company Debt Securities to be issued by the Company have been duly authorized and executed by the Company and the Guarantees have been duly executed by Qimonda and endorsed on such Company Debt Securities in accordance with the Indenture, and such Company Debt Securities have been duly authenticated in accordance with the provisions of the Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the prospectus (as supplemented and amended as of the time of such sale) which is part of the Registration Statement as in effect at such time:
     (a) Such Company Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture; and
     (b) The Guarantees will constitute valid, binding and enforceable obligations of Qimonda, entitled to the benefits of the Indenture.
     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Qimonda or the Company, (a) we have assumed that each Qimonda Entity and each other party to such agreement or obligation has satisfied or, prior to the issuance of the relevant Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Qimonda or the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will be or have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof that have been filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the prospectus (as supplemented and amended as of the time of such sale) which is part of the Registration Statement as in effect at such time, (iv) the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Qimonda or the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Qimonda or the Company, (v) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) each Qimonda Entity, as the case may be, will authorize the offering and issuance of the Securities and will authorize, execute and deliver the Indenture with any amendments or supplemental indentures thereto and any other document contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action and (vii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.
     We express no opinion as to the subject matter jurisdiction of any United States Federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We express no opinion with respect to the effectiveness of the submission to the jurisdiction of courts other than any state or Federal court sitting in New York.
     We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.
     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5(i)(C) to the Registration Statement and the use of our name in the Prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ Ward A. Greenberg
Ward A. Greenberg , a Partner

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